EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 3 to Registration Statement (Form S-2 No. 333-123866) and related Prospectus of Endocare, Inc. for the registration of 9,580,126 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 2005 (except for Note 15, as to which the date is March 11, 2005 and Note 2, as to which the date is September 12, 2005), with respect to the consolidated financial statements and schedule of Endocare, Inc., and our report dated April 29, 2005, with respect to Endocare, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Endocare, Inc., as of December 31, 2004, included in the second amendment on Form 10-K/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
Los Angeles, California
September 12, 2005